NEWS RELEASE

Silver Star Properties REIT, Inc. Initiates
Legal Proceedings Against Allen R. Hartman & Affiliates

HOUSTON — December 18, 2023 — Silver Star Properties REIT, Inc. (the “Company”) today announced that on December 14, 2023 the Company initiated legal proceedings by filing a petition against Allen R. Hartman, individually and in his capacity as Trustee of the Hartman Family Protection Trust, as well as certain related parties, including his wife, Lisa Hartman, also individually and in her capacity as Trustee of the Hartman Family Protection Trust; their daughter, Margaret Hartman; Hartman vREIT XXI Inc.; and Hartman XX Holdings, Inc. (the "Hartman Defendants") in the District Court of Harris County, Texas, 334th Judicial District (Case no. 2023-85765), alleging fraud, fraud in real estate transactions, civil conspiracy to commit fraud, slander of title, tortious interference, fraud by nondisclosure, negligent misrepresentation, breach of fiduciary duties, civil conspiracy to beach fiduciary duty, and breach of contract (the "Petition").
The Company believes that actions by the Hartman Defendants, as described in detail in the Petition, including their self-dealing and misuse of Company resources, breaches of fiduciary duty, and fraudulent litigation and lis pendens actions, have caused the Company to incur substantial damages. The legal proceedings aim to address the alleged misconduct comprehensively and to position the Company to recover damages caused by the Hartman Defendants.
You may review the Petition in its entirety along with the related Exhibits via the following link, https://www.sec.gov/Archives/edgar/data/0001446687/000144668723000096/harriscountyhartmanpetition.htm.

Contact:
Silver Star Properties REIT Legal Department
mracusin@silverstarreit.com

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Forward-Looking Statements: This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “may,” “should” and similar expressions, and variations or negatives of these words. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the SEC, particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 (“Annual Report”) and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

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